Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Second Quarter 2023 Results

Reports 10.7% Total Revenue and 31% Platform Revenue Growth, Increase in ARR to $8.8 Million

HENDERSON, Nev., February 9, 2023 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, reported financial results for its fiscal second quarter ended December 31, 2022.

Fiscal Second Quarter 2023 Summary

•	Total revenue of $8.7 million, a 10.7% increase from prior-year quarter representing the Company’s second consecutive quarter of double-digit revenue growth
•	Platform revenue up 31% to $2.1 million. Annual Recurring Revenue (“ARR”) up 28% to $8.8 million
•	Gross profit up 20% from prior-year quarter. Total gross margin improved 300 basis points to 39.0%
•	Loss of $0.01 per share, compared to a loss of $0.02 per share in the prior-year quarter
•	Positive Adjusted EBITDA of $201,000 compared to loss of $165,000 in the prior-year quarter
•	Positive cash flow from operations of $0.9 million for the quarter and $1.0 million fiscal year to date, compared to negative cash flow from operations of $0.3 million in the same fiscal year to date period in the prior-year

“Our second quarter results reflect the ongoing strength of our business, including the adoption of our Platform by new customers and the second consecutive quarter of revenue growth in our Transactions business,” said Roy W. Olivier, President and CEO of Research Solutions. “The increase in ARR during the quarter reflects the onboarding of new customers, expanded use of the Platform by existing customers including upgrades, and our new Curedatis offering introduced during the quarter. We believe our products deliver a solid return on investment to our customers and we continue to maintain good retention and positive upsell momentum in the present economic environment. While onboarding new customers has proved more challenging in recent quarters, I remain confident in the long-term growth prospects of our Platforms offering and our ability to attract and retain new customers.”

Fiscal Second Quarter 2023 Results

Total revenue was $8.7 million, a 10.7% increase from $7.9 million in the year-ago quarter as both platform and transaction revenue increased from the prior period.

Platform subscription revenue increased 31% to $2.1 million compared to $1.6 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments, including 34 net deployments added in the quarter, as well as upsells to existing customers. The quarter ended with annual recurring revenue of $8.8 million, up 28% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $6.6 million, compared to $6.3 million the second quarter of fiscal 2022. After historically being flat to down due to customer savings generated by the Platform, the Company has now experienced two consecutive quarters of transaction revenue growth. This growth does not include any impacts of the previously announced Fiz transaction, which will begin to contribute to the business in the fiscal third quarter. Transaction customer count for the quarter was 1,223, compared to 1,179 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 300 basis points from the prior-year quarter to 39.0%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platform business which now constitutes approximately 24% of the Company’s revenue and generates a majority of its gross profit.

Total operating expenses were $3.7 million, compared to $3.3 million in the second quarter of 2022. The increase was primarily due to non-cash stock compensation expense associated with the valuation of the Company’s Long Term Equity Bonus (“LTEBP”) program. The LTEBP replaces the prior restricted stock program for executives and attempts to better align executive compensation with stockholder interests through the provision of restricted stock grants that only vest if certain stock price thresholds are attained which range between $3.00 and $6.00 per share. More information on the LTEBP can be found in our quarterly Form 10-Q filing.

Net loss in the second quarter was ($256,000), or ($0.01) per share, compared to net loss of ($482,000), or ($0.02) per share, in the prior-year quarter. Removing the impact of the additional expense associated with the LTEBP, the net loss for the Company in the quarter would be roughly break-even. Adjusted EBITDA was $201,000, compared to a loss of $165,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, February 9, 2023

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-631-891-4304

Conference ID: 10020971

The conference call will be broadcast live and available for replay until March 9, 2023 by dialing 1-412-317-6671 and using the replay ID 10020971, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Second Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended December 31,				Six Months Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Revenue:
Platforms	$2,110,272	$1,604,829	$505,443	31.5%	$4,130,239	$3,114,703	$1,015,536	32.6%
Transactions	$6,606,394	$6,267,458	338,936	5.4%	$13,271,070	$12,500,088	770,982	6.2%
Total Revenue	8,716,666	7,872,287	844,379	10.7%	17,401,309	15,614,791	1,786,518	11.4%

Gross Profit:
Platforms	1,857,199	1,373,161	484,038	35.2%	3,646,693	2,637,379	1,009,314	38.3%
Transactions	1,546,628	1,464,499	82,129	5.6%	3,106,382	2,860,656	245,726	8.6%
Total Gross Profit	3,403,827	2,837,660	566,167	20.0%	6,753,075	5,498,035	1,255,040	22.8%

Gross profit as a % of revenue:
Platforms	88.0%	85.6%	2.4%		88.3%	84.7%	3.6%
Transactions	23.4%	23.4%	0.0%		23.4%	22.9%	0.5%
Total Gross Profit	39.0%	36.0%	3.0%		38.8%	35.2%	3.6%

Operating Expenses:
Sales and marketing	666,608	518,357	148,251	28.6%	1,187,824	1,041,308	146,516	14.1%
Technology and product development	922,132	868,236	53,896	6.2%	1,797,422	1,689,696	107,726	6.4%
General and administrative	1,613,664	1,616,135	(2,471)	-0.2%	3,133,088	3,113,358	19,730	0.6%
Depreciation and amortization	6,342	4,260	2,082	48.9%	12,154	7,156	4,998	69.8%
Stock-based compensation	608,703	300,539	308,164	102.5%	784,064	471,649	312,415	66.2%
Foreign currency translation loss (gain)	(84,179)	11,982	(96,161)	NM	(11,663)	23,225	(34,888)	NM
Total Operating Expenses	3,733,270	3,319,509	413,761	12.5%	6,902,889	6,346,392	556,497	8.8%
Income (loss) from operations	(329,443)	(481,849)	152,406	31.6%	(149,814)	(848,357)	698,544	82.3%

Other Income (Expenses):
Other income (expense)	74,695	264	74,431	NM	113,764	540	113,224	NM
Provision for income taxes	(782)	-	(782)	NM	(4,915)	(5,770)	855	14.8%
Gain on sale of disc'd operations	-	-	-		-	-	-
Total Other Income (Expenses):	73,913	264	73,649	NM	108,849	(5,230)	114,079	NM
Net income (loss)	$(255,530)	$(481,585)	226,055	46.9%	$(40,965)	$(853,587)	812,623	95.2%
				NM				NM
Adjusted EBITDA	$201,423	$(165,068)	$366,491	NM	$634,741	$(346,327)	$981,069	NM

	Quarter Ended December 31,				Six Months Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$8,331,770	$6,282,927	$2,048,843	32.6%	$7,922,188	$5,880,179	$2,042,009	34.7%
Incremental ARR	445,207	565,687	(120,480)	-21.3%	854,789	968,434	(113,646)	-11.7%
End of Period	$8,776,977	$6,848,613	$1,928,363	28.2%	$8,776,977	$6,848,613	$1,928,363	28.2%

Deployments:
Beginning of Period	756	590	166	28.1%	733	553	180	32.5%
Incremental Deployments	34	56	(22)	-39.3%	57	93	(36)	-38.7%
End of Period	790	646	144	22.3%	790	646	144	22.3%

ASP (Average sales price):
Beginning of Period	$11,021	$10,649	$372	3.5%	$10,808	$10,633	$175	1.6%
End of Period	$11,110	$10,602	$509	4.8%	$11,110	$10,602	$509	4.8%

Transaction Customers:
Corporate customers	921	867	54	6.2%	922	860	62	7.2%
Academic customers	302	312	(10)	-3.2%	300	306	(6)	-2.0%
Total customers	1,223	1,179	44	3.7%	1,222	1,166	56	4.8%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended December 31,				Six Months Ended December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Net Income (loss)	$(255,530)	$(481,585)	$226,055	46.9%	$(40,965)	$(853,587)	$812,623	95.2%
Add (deduct):							-
Other income (expense)	(74,695)	(264)	(74,431)	NM	(113,764)	(540)	(113,224)	NM
Foreign currency translation loss (gain)	(84,179)	11,982	(96,161)	-802.5%	(11,663)	23,225	(34,888)	-150.2%
Provision for income taxes	782	-	782	NM	4,915	5,770	(855)	-14.8%
Depreciation and amortization	6,342	4,260	2,082	48.9%	12,154	7,156	4,998	69.8%
Stock-based compensation	608,703	300,539	308,164	102.5%	784,064	471,649	312,415	66.2%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$201,423	$(165,068)	$366,491	NM	$634,741	$(346,327)	$981,069	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visitwww.researchsolutions.com and www.reprintsdesk.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2022	June 30,
	(unaudited)	2022
Assets
Current assets:
Cash and cash equivalents	$11,262,564	$10,603,175
Accounts receivable, net of allowance of $71,019 and $94,144, respectively	5,243,386	5,251,545
Prepaid expenses and other current assets	343,629	276,026
Prepaid royalties	41,216	846,652
Total current assets	16,890,795	16,977,398

Other assets:
Property and equipment, net of accumulated depreciation of $855,494 and $840,996, respectively	55,165	47,985
Non-refundable deposit for asset acquisition	297,450	—
Deposits and other assets	924	893
Total assets	$17,244,334	$17,026,276

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,629,101	$6,604,032
Deferred revenue	5,967,525	5,538,526
Total current liabilities	11,596,626	12,142,558

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 29,154,737 and 27,075,648 shares issued and outstanding, respectively	29,155	27,076
Additional paid-in capital	28,874,383	28,072,855
Accumulated deficit	(23,135,237)	(23,094,272)
Accumulated other comprehensive loss	(120,593)	(121,941)
Total stockholders’ equity	5,647,708	4,883,718
Total liabilities and stockholders’ equity	$17,244,334	$17,026,276

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Platforms	$2,110,272	$1,604,829	$4,130,239	$3,114,703
Transactions	6,606,394	6,267,458	13,271,070	12,500,088
Total revenue	8,716,666	7,872,287	17,401,309	15,614,791

Cost of revenue:
Platforms	253,073	231,668	483,546	477,324
Transactions	5,059,766	4,802,959	10,164,688	9,639,432
Total cost of revenue	5,312,839	5,034,627	10,648,234	10,116,756
Gross profit	3,403,827	2,837,660	6,753,075	5,498,035

Operating expenses:
Selling, general and administrative	3,726,928	3,315,249	6,890,735	6,339,236
Depreciation and amortization	6,342	4,260	12,154	7,156
Total operating expenses	3,733,270	3,319,509	6,902,889	6,346,392

Loss from operations	(329,443)	(481,849)	(149,814)	(848,357)

Other income	74,695	264	113,764	540

Loss from operations before provision for income taxes	(254,748)	(481,585)	(36,050)	(847,817)
Provision for income taxes	(782)	—	(4,915)	(5,770)

Net loss	(255,530)	(481,585)	(40,965)	(853,587)

Other comprehensive income (loss):
Foreign currency translation	6,524	185	1,348	(2,790)
Comprehensive loss	$(249,006)	$(481,400)	$(39,617)	$(856,377)

Loss per common share:
Net loss per share, basic and diluted	$(0.01)	$(0.02)	$-	$(0.03)
Weighted average common shares outstanding, basic and diluted	26,816,550	26,351,947	26,767,360	26,314,532

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	December 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(40,965)	$(853,587)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,154	7,156
Fair value of vested stock options	301,737	127,668
Fair value of vested restricted common stock	482,327	343,981
Fair value of vested unrestricted common stock	68,272	—
Changes in operating assets and liabilities:
Accounts receivable	8,159	99,113
Prepaid expenses and other current assets	(67,603)	(55,609)
Prepaid royalties	805,436	249,775
Accounts payable and accrued expenses	(974,931)	(172,283)
Deferred revenue	428,999	(63,113)
Net cash provided by (used in) operating activities	1,023,585	(316,899)

Cash flow from investing activities:
Purchase of property and equipment	(18,876)	(26,991)
Payment for non-refundable deposit for asset acquisition	(297,450)	—
Net cash used in investing activities	(316,326)	(26,991)

Cash flow from financing activities:
Proceeds from the exercise of stock options	—	30,671
Proceeds from the exercise of warrants	—	59,500
Common stock repurchase	(48,729)	(67,812)
Net cash provided by (used in) financing activities	(48,729)	22,359

Effect of exchange rate changes	859	(3,092)
Net increase (decrease) in cash and cash equivalents	659,389	(324,623)
Cash and cash equivalents, beginning of period	10,603,175	11,004,337
Cash and cash equivalents, end of period	$11,262,564	$10,679,714

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$4,915	$5,770

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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